Exhibit 99.1

Federal Home Loan Bank
NEW YORK

2017 ANNUAL REPORT TO MEMBERS

STRENGTH IN OUR COOPERATIVE

TABLE OF CONTENTS

STRONG STRATEGY	2
A MESSAGE TO OUR MEMBERS	2
FINANCIAL HIGHLIGHTS	4
STRONG BUSINESS	6
GROWING OUR COOPERATIVE	6
2017 BUSINESS UPDATE	7
STRONG MISSION	13
EXPANDING HOUSING OPPORTUNITIES	13
WORKING WITH MEMBERS TO STRENGTHEN THE CARIBBEAN	14
STRONG COMMITMENT	15
EXECUTIVE LEADERSHIP	15
BOARD OF DIRECTORS	16
AFFORDABLE HOUSING ADVISORY COUNCIL	17
FHLBNY OFFICERS	18
FHLBNY CULTURE & COMMUNITY FOCUS	20

The information provided by the Federal Home Loan Bank of New York (FHLBNY) in this communication is set forth for informational purposes only. The information should not be construed as an opinion, recommendation, or solicitation regarding the use of any financial strategy and/or the purchase or sale of any financial instrument. All customers are advised to conduct their own independent due diligence before making any financial decisions. Please note that the past performance of any FHLBNY service or product should not be viewed as a guarantee of future results. Also, the information presented here and/or the services or products provided by the FHLBNY may change at any time without notice.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations on these terms. The FHLBNY cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

STRONG STRATEGY

A MESSAGE TO OUR MEMBERS

At the Federal Home Loan Bank of New York, we recognize the strength in partnership. The 11 Federal Home Loan Banks partner to ensure that the Federal Home Loan Bank System provides a stable source of liquidity for our nation’s local lenders. The FHLBNY takes pride in being a reliable funding partner for each of our 339 members. And each of these members is a trusted partner to the communities it serves. Our ability to develop, grow and support the various partnerships that drive economic growth throughout our District is at the focal point of our business model. We are a cooperative, after all, and in 2017, our focus on building and strengthening these partnerships resulted in a record year for our franchise.

In 2017, our performance was driven by record levels of advances, which reached $122.4 billion at year-end. This activity helped produce net income of $479.5 million in 2017 – the second-highest amount of earnings in the history of our cooperative – and grew our total assets to a record $158.9 billion. Our success throughout the year allowed us to provide our members with a strong return on their investment in our cooperative, with dividends paid from 2017 income totaling $361.6 million, or a full-year dividend rate of 5.76 percent. A consistent and reasonable dividend enhances the value of your membership.

Record advances volumes for the year demonstrate that the true value of membership is found in our advances. This achievement reflects the tremendous year we had in meeting members’ needs, a culmination of a variety of member engagement activities including educational sessions, sales and marketing campaigns, and the evolution of our Member Services Desk. Our ability to seamlessly meet these increased funding needs throughout 2017 reflects our role as a stable and reliable partner for our members.

We continue to actively build on this partnership. In 2017, 12 new members were welcomed into our cooperative – eight insurance companies and four credit unions. These new members reflect the growing diversity of our membership, which has experienced significant growth in the insurance company and credit union sectors in recent years. A more diversified membership gives us a stronger base, and allows for our funding to be put to even greater use across our District.

Today, we accept life, property and casualty and health insurance companies – adding our first health insurance company member in 2017. Membership has steadily grown over the past decade, and we ended 2017 with 19 insurance company members. Insurance companies find FHLBNY membership attractive for strategic and contingent funding needs. In turn, these institutions’ tendency to borrow long term lengthens and stabilizes our advances book, which strengthens our partnership. And this partnership is growing: in 2017, our insurance company members increased their borrowings by 12 percent, reaching a daily average balance of $20.6 billion.

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FHLBNY DIVIDEND HISTORY

Our dividends have continued to remain strong, exceeding market reference rates.

Please note: Dividends as shown for each quarter were paid out in the following quarter. Although FHLBNY capital stock has been high-performing and has had a very competitive dividend rate for an extended period of time, the dividend rate is not guaranteed, and as such, it may fluctuate in the future.

We also made a concerted effort to engage with our credit union members through educational outreach activities to help these institutions receive the most value out of their FHLBNY membership. In 2017, these activities included a presentation from the FHLBNY’s financial economist at a Credit Union CEO Roundtable in upstate New York in October. In addition, a number of training sessions were conducted by our Sales and Marketing staff throughout the year. Hands-on strategic planning workshops were held over multiple days in conjunction with financial consulting firms, and several funding solution sessions were presented by our leadership team and held at our headquarters. The results from fostering more engagement were clear: credit unions increased their borrowings by 54.5 percent during the year, reaching a daily average balance of $4.1 billion.

While insurance companies and credit unions continue to increase their borrowings, the core of our advances business resides with our bank members,

which held 80 percent of total borrowings in 2017 – a total of $97.8 billion. For some bank members, our funding helped them grow their balance sheets in the face of increased loan demand. For others, using our Letters of Credit (L/Cs) to secure municipal deposits helped them gain a competitive advantage and grow asset balances. We also expanded our L/C program to the Caribbean region. Members faced a variety of challenges in 2017, ranging from responding to an evolving regulatory environment to increased competition from FinTech firms and a prolonged low interest rate environment. However, these members increasingly found ways to address these challenges through the opportunities provided to them by membership in our cooperative.

Housing associates have been a part of our cooperative for decades. Community Development Financial Institutions (CDFIs) are also eligible for membership. Several bank and credit union members are also

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FINANCIAL HIGHLIGHTS

(DOLLARS IN MILLIONS)	2017	2016	2015	2014	2013
SELECTED BALANCES AT YEAR-END
Total Assets	$158,918	$143,606	$123,239	$132,825	$128,333
Advances	122,448	109,257	93,874	98,797	90,765
Investments	33,069	30,939	26,167	25,201	20,084
Mortgage Loans	2,897	2,747	2,524	2,129	1,928
Capital Stock	6,750	6,308	5,585	5,580	5,571
Retained Earnings	1,546	1,412	1,270	1,083	999
ANNUAL OPERATING RESULTS
Net Income	$479	$401	$415	$315	$305
Dividends Paid	345	259	228	231	200
Dividend Rate	5.54%	4.73%	4.22%	4.19%	4.12%
PERFORMANCE RATIOS
Return on Average Equity	6.30%	5.86%	6.61%	4.88%	5.22%
Return on Average Assets	0.32%	0.31%	0.34%	0.25%	0.27%
Equity to Average Asset	5.19%	5.31%	5.45%	4.91%	5.05%
Net Interest Margin	0.48%	0.43%	0.46%	0.36%	0.38%

Financial results are presented on a GAAP basis for each calendar year. Dividend results shown here are the payments the FHLBNY made during each calendar year, rather than the dividends paid from each calendar year’s income. The Federal Home Loan Bank of New York’s 2017 annual report on Form 10-K, as filed with the Securities and Exchange Commission, contains additional information about the FHLBNY’s financial performance. The report is available on the FHLBNY’s public website, www.fhlbny.com, under the “About Us” tab; select “Investor Relations,” and look under the right-hand column labeled “Financial Reports.” For a copy of the FHLBNY’s Form 10-K, please send a request to fhlbny@fhlbny.com.

certified to serve as CDFIs and are federally insured. Working with our regulator, the Federal Housing Finance Agency, our Affordable Housing Advisory Council, and various groups across the FHLBNY, we now have three non-depository loan fund CDFIs in our cooperative. These associates and members serve as important partners and catalysts to advance housing opportunities throughout our District and will be an important part of our future.

Our membership spans institutions of different types with different asset sizes, different business models and different areas of focus. Yet all of our members are bound by a shared commitment to the communities they serve. Members are active and involved in their communities, and have the local knowledge to recognize and act on the needs of these communities.

Just as we are a trusted partner to our members, each member serves as its community’s trusted partner. We are proud to support this alliance through our various housing and community programs, including our Affordable Housing Program (AHP) and our Community Lending Programs. In 2017, we awarded our second-highest amount of AHP grant dollars – $36.9 million to help 42 projects create or preserve nearly 2,900 affordable homes. Included in this was

STRONG STRATEGY

the single largest AHP grant we have ever awarded in the Program’s 28-year history: a $3.2 million grant to help fund the expansion of the Buffalo City Mission, a vital resource for the city’s homeless population. The Affordable Housing Program succeeds because it supports the strong partnerships that exist between dedicated community organizations, locally focused lenders, dedicated developers and our elected officials at the city, state and federal levels, all working together to build affordable housing for all who need it. It is a partnership we have been proud to support for the past 28 years through our AHP grants.

We also saw significant activity in our First Home Clubsm in 2017. During the year, 3,117 new households enrolled in the program, and $13.2 million in funds was provided to help create 1,655 new homeowners. And our work continues: at year-end, we had nearly 6,000 households in the First Home Club pipeline.

Interest in our Community Lending Programs – a set of discounted rate advances that include our Community Investment Program, Urban Development Advance and Rural Development Advance – continued to grow in 2017, as well. For the year, the FHLBNY issued $2.8 billion in commitments, and funded $2.5 billion in Community Lending Program advances.

Through the Affordable Housing Program, First Home Club and Community Lending Programs, we are able to partner with our members to help them meet the very specific needs of the communities they serve. When so many communities were reeling from the devastating effects of hurricanes Harvey, Irma and Maria, our members were able to access our Disaster Relief Funding to support recovery efforts in those very same communities. In September, $1 billion in Disaster Relief Funding was made available to our members – funded through our Community Lending Programs – to help rebuild communities in FEMA-designated disaster areas in Puerto Rico, the U.S. Virgin Islands, Florida, Texas and the Southeast. Providing this funding to our members – the local lenders serving the affected communities – will help make a positive impact on relief, recovery and rebuilding efforts. And in the spirit of partnership, the entire Federal Home Loan Bank System joined together to support storm-ravaged regions across the country. In addition, during the storms’ immediate aftermath, the FHLBNY also curated more than $1 million in charitable contributions – including $275,000 from our fellow Federal Home Loan Banks – to front-line organizations providing shelter, food, medicine and counseling to the affected areas.

The operating environment in 2017 presented challenges and uncertainties, but our members and their FHLBNY found opportunities to thrive. And just as our members remain stable partners for their customers and communities, so too shall we remain your trusted partner as we navigate through 2018 and strengthen our franchise for years to come.

José R. González President and CEO

John R. Buran Chairman

STRONG BUSINESS

GROWING OUR COOPERATIVE

Record advance volumes in 2017 demonstrate the FHLBNY’s role as a stable and reliable partner for our members. We take pride in actively building on this partnership by elevating our engagement with members to find solutions for continued business growth and ways to increase membership value.

In 2017, more than 100 presentations were delivered to a variety of audiences including on-site collateral reviews to help expand borrowing capacity.

Over 50 trade industry events were covered, several strategic workshops and training seminars were held — leveraging our new corporate office when suitable to host meetings with members, associates and constituents — and our Member Services Desk keeps evolving to meet our members’ needs.

Thank you for your business. We invite you to take a closer look at our business growth and within each member sector to see the strength in our cooperative.

STRONG BUSINESS

2017 BUSINESS UPDATE

GROWTH IN ADVANCE BUSINESS

Members took advantage of FHLBNY liquidity to mark 2017 as a banner year for advance growth on balance sheet.

GROWTH IN LETTER OF CREDIT (L/C) BUSINESS

Our widely-accepted L/C product continues to offer members a valuable alternate way to secure deposits, gain a competitive advantage and grow asset balances off-balance sheet. L/C activity increased by approximately $4 billion in 2017.

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GROWTH & DIVERSITY IN MEMBERSHIP

Over the past decade our membership has grown and diversified considerably. A diverse composition of members strengthens the cooperative and helps expand funding across our District.

2017 NEW MEMBERS

We welcomed 12 new members to our cooperative in 2017: eight insurance companies and four credit unions.

Advanced Financial FCU

Ameritas Life Insurance Corporation of New York

Horizon Healthcare Services, Inc.

Hudson River Community Credit Union

Kingstone Insurance Company

New Jersey Manufacturers Insurance Company

Nova UA Federal Credit Union

South Jersey Federal Credit Union

Stratford Insurance Company

Transatlantic Reinsurance Company

Tudor Insurance Company

Western World Insurance Company

STRONG BUSINESS

COMMERCIAL BANK & THRIFT MEMBERS

Our banking sector represents over 63% of our cooperative, comprised of 215 commercial banks,

savings banks and thrifts in a diverse mix of asset sizes.

Collectively banks hold the largest percentage of our advance business, representing 80% of the 2017 advance book,

totaling $97.8 billion. The number of members has decreased in recent years, predominantly due to the increase in merger and acquisition activity and lack of de novos, but this sector is healthy and business is strong.

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INSURANCE COMPANY MEMBERS

Our insurance company sector has significantly grown in recent years to now represent 19 institutions across the life, property and casualty and health insurance industries. This sector brings a robust asset base to our cooperative.

Business is poised for continued growth considering their interest in liquidity for strategic and contingent funding needs. Their tendency to borrow for tenure lengthens our advances book – a partnership that benefits both the member insurance company and our cooperative.

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CREDIT UNION MEMBERS

Our credit union sector has steadily grown to now represent over 27% of our cooperative — 93 institutions with both a diverse and balanced mix of asset sizes.

Over the past decade borrowing activity has also steadily increased as more credit unions realize ways to maximize our partnership to help manage and grow their asset bases. Since year-end 2016, borrowings increased by 54.5%, reaching a daily average balance of $4.1 billion for 2017.

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HOUSING ASSOCIATES & CDFI MEMBERS

Our Housing Associate and CDFI sectors play a vital role in meeting the diverse housing and economic needs throughout our District of New Jersey, New York, Puerto Rico and the U.S. Virgin Islands. The following table lists the 12 housing associates and non-depository loan fund CDFIs in our cooperative, along with the focus area and communities they serve — a reference tool so you can see how you can partner with these institutions to further strengthen our District.

Several bank and credit union members are also certified to serve as CDFIs and are federally insured.

INSTITUTION	STATE	FOCUS & COMMUNITIES SERVED

HOUSING ASSOCIATES

Dormitory Authority of the State of New York	NY	Integrated services for infrastructure projects including financing, design, procurement and construction to benefit public healthcare, higher education and local and state government entities in the State of New York

Municipal Housing Authority for the City of Yonkers	NY	Expands affordable/sustainable housing opportunities by leveraging partnerships with private affordable housing developers and administers the Housing Choice Voucher Program to benefit low-income families, the elderly and persons with disabilities in the City of Yonkers

New Jersey Economic Development Authority	NJ	Administers tax incentives to retain and grow jobs and supports entrepreneurial and community redevelopment initiatives that benefit small and mid-size businesses and not-for-profit organizations in the State of New Jersey

New Jersey Housing and Mortgage Finance Agency	NJ	Increases the availability of and accessibility to safe, decent and affordable housing to families in New Jersey, including working with first-time homebuyers, senior citizens, and the disabled in our special needs communities

New York City Housing Development Corporation	NY	Increases the supply of multi-family housing, stimulates economic growth and revitalizes neighborhoods by financing the creation and preservation of affordable housing for low- and moderate-income New Yorkers

New York State Housing Finance Agency	NY	Creates and preserves high quality affordable multifamily rental housing serving communities across the State of New York

Puerto Rico Housing Finance Authority	PR	Issues tax-exempt securities and offers programs for mortgage loans, insurance, housing subsidies and section 8 projects to benefit low- and moderate-income families in the Commonwealth of Puerto Rico

State of New York Mortgage Agency	NY	Large issuer of single family housing bonds to provide low interest mortgage loans for low- and moderate-income first-time home buyers in New York State

Virgin Islands Housing Finance Authority	VI	Issues tax-exempt Mortgage Revenue bonds, low-income housing tax credits, community development block grants and local subsidies and funding to help the development of affordable housing and community development via programs to benefit low- and moderate-income families in the U.S. Virgin Islands

NON-DEPOSITORY LOAN FUND CDFIs

AAFE Community Development Fund, Inc.	NY	Dedicated to providing opportunities for New York City’s Asian American and other diverse immigrant communities by preserving affordable housing, developing buildings to create housing, securing financing for homebuyers and disbursing loans to small businesses, while providing multilingual counseling services, education, financial assistance and training

The Community Development Trust, Inc.	NY	Affordable housing investor that works with local, regional, and national partners to make long-term equity investments to originate and purchase long-term mortgages

National Federation of Community Development Credit Unions, Inc.	NY	Promotes financial inclusion by organizing, supporting, and investing in community development credit unions that specialize in serving populations with limited access to affordable financial services, including low- and moderate-income wage earners, families, new immigrants, young people and the growing number of Americans seeking financial independence

STRONG MISSION

EXPANDING HOUSING OPPORTUNITIES

Each year, the FHLBNY disburses 10 percent of its prior year’s net income, as per its governing regulations, to support the Affordable Housing Program (AHP) — and our members’ business fuels this income. Back in 2016, the FHLBNY received an AHP grant application for a project sponsored by the Akwesasne Housing Authority for the Saint Regis Mohawk Tribe – the first AHP submission for a project on tribal land. Although that 2016 application was unsuccessful, it led us to conduct extensive outreach with the eight federally recognized native tribes in our District. Opening these relationships allowed us to learn more about the Akwesasne Housing Authority’s housing initiatives and housing needs, and also provide them with more information on our Community Lending Program (CLP). With the technical assistance from our Community Investment team, the Akwesasne Housing Authority resubmitted its application for the 2017 AHP Round, and the Sunrise Acres III Supportive Housing Project received a $540,000 grant to help build 18 affordable homes for veterans and seniors on the Saint Regis Mohawk tribal land.

This example of collaboration reflects our more targeted approach in 2017. The team focused on strengthening coordination with affordable housing partners, holding in-depth meetings with senior technical staff at a number of housing agencies to provide project sponsors with a greater understanding of our programs. More than 50 previous AHP applicants were contacted – like the Akwesasne Housing Authority – to dive deeper into previous applications to inform future program enhancements and improve housing opportunities. Increased outreach works: just four percent of applications submitted in 2017 were deemed ineligible, down significantly from previous years. And in 2017, the FHLBNY awarded its second-highest amount of AHP funds in the history of the program.

In addition, over a quarter of our members participated in the First Home Clubsm (FHC) in 2017, a non-competitive, AHP set-aside program. The FHC encourages homeownership by offering down payment and closing cost assistance to eligible first-time homebuyers purchasing a home through one of our members. Enrolled members find value in offering the FHC as a tool to attract and retain customers while helping them expand affordable housing in our communities.

In 2017, we awarded our second-highest amount of AHP grant dollars - $36.9 million to help 42 projects create or preserve nearly 2,900 affordable homes.

PERFORMANCE STATISTICS
AFFORDABLE HOUSING PROGRAM TOTALS AS OF 12/31/17
Projects Approved	1,784
Units Created	84,868
Subsidies Approved	$696,842,665
FIRST HOME CLUB TOTALS AS OF 12/31/17
Household Enrolled	41,974
Household Closings	14,381
Subsidies Funded	$104,732,570
CLP ADVANCES FUNDED PROGRAM TOTALS AS OF 12/31/17
Applications Approved	$13,871,743,453
Advances Funded	$12,665,290,454

Our CLP advance book grew by more than $1 billion in 2017 — members certainly see the value in accessing our lowest funding rates for projects that create housing, improve business districts and strengthen neighborhoods.

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WORKING WITH MEMBERS TO STRENGTHEN THE CARIBBEAN

At the FHLBNY, we pride ourselves in being able to help our members meet the needs of the communities we all serve. In the later part of 2017, following the devastation wrought by hurricanes Irma and Maria, communities in Puerto Rico and the U.S. Virgin Islands experienced needs that we had never seen before. When the true scope of these storms became evident, our Board immediately acted – approving $1 billion in Disaster Relief Funding to be made available through the FHLBNY’s Community Lending Programs. This funding – to be used as both immediate gap financing and longer-term funding to restore homes and businesses affected by the storms

– will help our members make a long-term, positive impact on recovery, relief and rebuilding efforts.

Following the storms, we also focused on making a direct and immediate impact. Our Board authorized the disbursement of $775,000 – which later grew to more than $1 million with contributions from our members and fellow Federal Home Loan Banks – to disaster relief organizations working on the ground in Puerto Rico and the U.S. Virgin Islands, helping to provide food, medicine, water and counseling to people in need.

In December 2017, as communities across the Caribbean continued to recover from the hurricanes, management brought to our Board a strategic framework for our disaster response efforts to ensure that we are best-positioned to work with our members to support relief and recovery efforts in any future disaster. This framework will allow us to more efficiently respond to disaster events in our District, focusing on the most effective forms of assistance and resources that we are able to provide. As we have seen in past natural disasters, the local lender is key to relief and rebuilding efforts. The strategy we created in the wake of this unprecedented destruction should ensure that our cooperative is prepared to help wherever we can.

AFFORDABLE HOUSING FOR SENIORS STANDS TALL

In 1990, the FHLBNY announced our first AHP grant in Puerto Rico, and since the Program’s inception, we have awarded more than $18.6 million through 31 grants in Puerto Rico and the U.S. Virgin Islands. These grants have supported projects that have built, renovated or preserved more than 2,600 affordable homes.

Fortunately, most of these projects were not significantly damaged in the September 2017 hurricanes. Projects like Parque Platino – which received a $146,200 AHP grant in 2003, and today provides 14 affordable homes for low- and very low-income seniors in Lares, Puerto Rico – still stand tall, providing much-needed stability before, during and after the storms. The availability and creation of high-quality affordable housing will be even more important as the Caribbean continues to recover, and we look forward to working with our members to put the FHLBNY’s housing programs to work assisting in these efforts.

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EXECUTIVE LEADERSHIP

José R. González President and Chief Executive Officer	“The FHLBNY maintains a strong focus on our strategic vision – to be a balanced provider of liquidity to members in all operating environments.”

Eric Amig Senior Vice President and Head of Bank Relations

Stephen Angelo Senior Vice President and Chief Audit Officer

Edwin Artuz Senior Vice President, Head of Corporate Services and Director of Diversity & Inclusion

Adam Goldstein Senior Vice President and Chief Business Officer

Melody Feinberg Senior Vice President and Chief Risk Officer

Bob Fusco Senior Vice President, Chief Information Officer and Head of Enterprise Services

Paul Héroux Senior Vice President, Chief Bank Operations Officer and Community Investment Officer

Kevin Neylan Senior Vice President and Chief Financial Officer

Phillip Scott Senior Vice President and Chief Capital Markets Officer

Jonathan West Senior Vice President and Chief Legal Officer

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BOARD OF DIRECTORS

CHAIRMAN John R. Buran + Director, President and Chief Executive Officer Flushing Bank Uniondale, New York	VICE CHAIRMAN Larry E. Thompson * Vice Chairman The Depository Trust & Clearing Corporation New York, New York

Kevin Cummings + President and Chief Executive Officer Investors Bank Short Hills, New Jersey	Thomas L. Hoy + Chairman Glens Falls National Bank & Trust Company Glens Falls, New York

Anne Evans Estabrook * # Chairman Elberon Development Group Elizabeth, New Jersey	Gerald H. Lipkin + Chairman Valley National Bank Wayne, New Jersey

Joseph R. Ficalora + President, Chief Executive Officer and Director New York Community Bank New York Commercial Bank Westbury, New York	Kenneth J. Mahon + President and Chief Executive Officer, and Director Dime Community Bank Brooklyn, New York

Jay M. Ford + Director Crest Savings Bank Wildwood, New Jersey	Christopher P. Martin + Chairman, President and Chief Executive Officer The Provident Bank Iselin, New Jersey

Michael M. Horn * Partner McCarter & English, LLP Newark, New Jersey	Richard S. Mroz * President New Jersey Board of Public Utilities Trenton, New Jersey

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David J. Nasca + President and Chief Executive Officer Evans Bank, N.A. Hamburg, New York

C. Cathleen Raffaeli * CEO and Managing Director Hamilton White Group, LLC, and Soho Venture Partners Inc. New York, New York

Monte N. Redman + Board Member Sterling National Bank Lake Success, New York

Rev. Edwin C. Reed * # Founder and CEO GGT Development, LLC Jamaica Estates, New York

Rev. DeForest B. Soaries, Jr. * Senior Pastor First Baptist Church of Lincoln Gardens Somerset, New Jersey

Carlos J. Vázquez + Chief Financial Officer Banco Popular de Puerto Rico San Juan, Puerto Rico

Ángela Weyne * Former Commissioner of Insurance, Commonwealth of Puerto Rico San Juan, Puerto Rico

+ MEMBER DIRECTOR * INDEPENDENT DIRECTOR # PUBLIC INTEREST DIRECTOR

Note: This list reflects the FHLBNY’s Board of Directors as of January 1, 2018.

AFFORDABLE HOUSING ADVISORY COUNCIL (AHAC)

CHAIR

Carrie Michel-Wynne

Vice President of Strategic Relations

YWCA of Rochester & Monroe County, Rochester, New York

VICE CHAIR

Wayne T. Meyer

President

New Jersey Community Capital, New Brunswick, New Jersey

Staci A. Berger

President and CEO

The Housing and Community Development Network of NJ, Trenton, New Jersey

James Britz

Senior Vice President

Long Island Housing Partnership, Inc., Hauppauge, New York

Krystal R. Canady

Chief Executive Officer

The Gateway Family YMCA, Elizabeth, New Jersey

Susan Cotner

Executive Director

Affordable Housing Partnership / Albany Community Land Trust, Albany, New York

Robert Di Vincent

Executive Director

West New York Housing Authority, West New York, New Jersey

Retha Herne

Executive Director

Akwesasne Housing Authority, Akwesasne, New York

Daniel Kelly

President

Community Quest, Egg Harbor Township, New Jersey

Daniel Martin

Chief Executive Officer

Housing Partnership Development Corp., New York, New York

Colin McKnight

Active Executive Director

New York State Rural Housing Coalition, Albany, New York

Faith Moore

Executive Director

Orange County Rural Development Advisory Corporation,

Walden, New York

Maria G. Rodriguez-Collazo

Director of Housing Programs

PathStone Corporation, Ponce, Puerto Rico

David A. Rowe

Executive Vice President

CAMBA Housing Ventures, Inc., Brooklyn, New York

Note: This list reflects the FHLBNY AHAC as of December 31, 2017.

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FHLBNY OFFICERS

VICE PRESIDENTS	Scott Kay
Deputy Controller

Jessey Abraham	Eugene Khesin
Senior Manager, Compliance	Senior Trader/Portfolio Officer

Backer Ali	Claudia Kim
Controller	Director, Management Reporting

Dennis Bennett	Phillip Mack
Director, Model Risk	Manager, Credit & Collateral Risk Analytics

Sean Borde	Gregory Marposon
Director, Project Management Office	Financial Risk Officer

James Boyle	Alfred O’Connell
Director, Operational Risk Management	Relationship Manager

John Brandon	Deborah Palladino
Director, Membership & Research	Director, Collateral & Affordable Housing Services

Kenneth Brothers	Shatayu Pandya
Director, Information Security Office	Director, Financial Risk Management

Muriel Brunken	Diahann Rothstein
Director, Mortgage Asset Programs	Director, Investment & Portfolio Management

Judy Chiu	Edward Samson
Derivatives Accounting & Operations Officer	Senior Manager, Reporting

Mark Dankenbrink	Thomas Settino
Director, Financial Audits	Director, Member Relations

Bernard DeSiena	Rei Shinozuka
Director, Business Technology	Director, Asset Liability Modeling & Strategy

Michael Desiderio	Candice Soldano
Director, Member Services & Sales	Director, Marketing & Corporate Events

Vikram Dongre	Louis Solimine
Director, Trading	Director, Funding & Derivatives/Treasurer

Brian Finnegan	Alexies Sornoza
Corporate Secretary	Relationship Manager

Paul Friend	Catherine Sze
General Counsel	Senior Manager, Management Reporting

Bryan Gallagher	Mildred Tse-González
Director, Collateral Analytical Services	Director, Human Resources

Rodger Hicks	Michael Volpe
Director, Technical Services	Director, Member Services Operations

Susan Isquith	Kimberly Whitenack
Director, Credit Risk Management	Senior Manager, Financial Risk Management

Maureen Kalena	Chaohui Yang
Relationship Manager	Senior Enterprise Risk Manager

Note: This list reflects FHLBNY officers as of December 31, 2017.

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ASSISTANT VICE PRESIDENTS

Mary Alvarez	Anthony Merli
Residential Loan Review Officer	Credit/Capital Markets Audit Manager

Devika Bharrat	Peter Mullany
Financial Audit Officer	Member Services Desk Officer

Erika Buglione	Cassandra Ngai
Senior Manager, Quality Assurance	Manager, Financial Reporting

Christine Campbell	Celena Núñez
Manager, Electronic Payments	Senior Manager, Affordable Housing Programs

Kelvin DePena	Naveen Pahilwani
Senior Manager, Development Operations	Senior Manager, Business Intelligence

Christine Foggia	Bruce Petersel
Risk Control & Governance Officer	Accounting Policy Officer

Huei-Yen Fung	Frederick Puorro
Trader/Analyst	Senior Credit Risk Officer

Joseph Garofalo	Robert Rieb, Jr.
Risk Management Audit Manager	Member Services Desk Officer

Sekar Gopinathan	Carmen Rodriguez
Senior Manager, Systems Development	Electronic Payments Officer

John Gurrieri	Angel Santos
Senior Manager, Collateral, Custody & Pledging Services	Relationship Manager

Mimi Hur	Anthony Scalzo
Financial/Operational Audit Manager	Custody & Pledging Services Officer

Leo Ip	Michael Schoffelen
Lead Network & Storage Engineer Officer	Mortgage Partnership Finance Business Manager

Brian Jones	Eric Shumsky
Financial Economist	Senior Manager, Systems & Support Services

Jason Kannenberg	Alberto Suarez
Senior Manager, Network Storage & Services	Risk Analytics & Reporting Officer

Nick Kargi	Eric Suber
Senior Manager, Systems & Operations Services	Senior Manager, Database Services

Kenneth Knight	Tisa Surat
Commercial Loan Review Officer	Manager, Collateral Initiatives and Support

John Kuo	Benjamin Tan
Senior Systems Engineer Officer	Assistant Treasurer

Kristen Lalama	Priya Udeshi
Senior Credit Risk Officer	Senior Manager, Analyst Services

Julianna Lee	Brian Wiedl
Strategic Planning Senior Analyst	Senior Manager, Records & Continuity Services

Christina Levatino
Senior Manager, Information Technology Audit

Note: This list reflects FHLBNY officers as of December 31, 2017.

STRONG COMMITMENT

STRONG CULTURE & COMMUNITY FOCUS

The FHLBNY strives to foster a diverse and inclusive culture, focused on our mission of advancing housing and community growth – a focus we share with our members.

In 2017, we opened the doors to our new home for our New York corporate office – designed to host business meetings with our members and associates, as well as further enhance collaboration among staff and keep them engaged with our mission and commitment to our members.

Throughout the year our employees joined together to volunteer their time, effort and money to benefit a range of community services and programs across our District. We promoted health and wellness among each other, and by hosting ongoing educational workshops and providing access to matriculated programs we shared and gained knowledge together.

CONNECT WITH US TO SEE OUR ONGOING EFFORTS TO MAINTAIN A STRONG CULTURE & COMMUNITY FOCUS

FEDERAL HOME LOAN BANK OF NEW YORK

101 PARK AVENUE, NEW YORK, NY 10178-0601

212.681.6000 • WWW.FHLBNY.COM